UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

BLUEJAY DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2023, Bluejay Diagnostics, Inc. (the “Company”) and Kenneth R. Fisher agreed that Mr. Fisher would depart the Company as an employee and cease serving as its Chief Financial Officer (“CFO”). Mr. Fisher may be entitled to receive severance under the terms his employment agreement.

On September 26, 2023, the Board of Directors (the “Board”) of the Company appointed Frances Scally, age 56, as interim CFO of the Company and designated her as the Company’s principal financial officer and principal accounting officer, effective immediately.

The appointment of Ms. Scally is made pursuant to a scope of work agreement and master services agreement with DLA LLC, where Ms. Scally is an employee. Pursuant to the terms of these agreements, DLA assigned the services of Ms. Scally to the Company to, among other things, assume the responsibilities of CFO of the Company, serve as the Company’s principal financial officer and principal accounting officer, assume the responsibilities for the accounting operations of the Company and execute documents on behalf of the Company as directed by the Chief Executive Officer (the “CEO”) of the Company and/or the Board. Under the these agreements, Scott Levy will complement Ms. Scally as a special advisor to the Company’s CEO. The Company will pay DLA on an hourly basis for Ms. Scally’s and Mr. Levy’s services.

Ms. Scally has served as a Managing Director for DLA for two years, and in that capacity, has served as the Chief Financial Officer and Secretary of SeqLL Inc. since August 2022. Prior to joining DLA, Ms. Scally was the Chief Accounting Officer and Acting Chief Financial Officer of Aceto Holdings, L.P. from April 2019 to April 2020, as well as the Chief Accounting Officer of Aceto Corporation from March 2007 to April 2019.Ms. Scally also served as Director of Financial Reporting and Compliance for Veeco Instruments from 1998 to 2007. Additionally, Ms. Scally held the position of Senior Manager at Ernst & Young from 1989 to 1998. Ms. Scally earned a B.S. in Accounting from Long Island University and is a Certified Public Accountant.

There are no family relationships between Ms. Scally or Mr. Levy and any director or executive officer of the Company, and they each have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bluejay Diagnostics, Inc.

By:	/s/ Neil Dey
Neil Dey
Chief Executive Officer

Date: October 2, 2023

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